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                         SECURED DEMAND PROMISSORY NOTE

U.S. $4,559,850                                      February 23, 1995

                                                     New York, New York



                  ON DEMAND, THE GRIFFIN GROUP, INC. (the "Borrower") hereby unconditionally promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank") the principal sum of FOUR MILLION, FIVE HUNDRED FIFTY-NINE THOUSAND, EIGHT HUNDRED FIFTY DOLLARS (the "Loan"), or such lesser principal amount as is outstanding hereunder at the time of any such demand.

                  For the first Interest Period, the Loan shall bear interest on the outstanding principal amount thereof at the rate determined pursuant to clause (ii) in the immediately succeeding sentence. Thereafter, the Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to (i) the sum of the applicable Adjusted London Interbank Offered Rate plus 2% or (ii) for each day during such Interest Period, the remainder of the Prime Rate for such day minus 1/2%, as the Borrower may elect in a written notice to the Bank at least three Business Days before the first day of such period; provided that if the Borrower fails to make any such election, the Loan shall bear interest as provided in clause (ii). Interest shall be payable for each Interest Period on the last day thereof and on any earlier date that the principal amount of the Loan becomes due.

                  The "Prime Rate" means the rate of interest publicly announced by the Bank in New York City from time to time as its Prime Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rate per annum at which deposits in dollars are offered to the Bank in the London interbank market at approximately 11:00 A.M. (London Time) two Business Days before the first day of such

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Interest Period in an amount approximately equal to the principal amount of the
Loan and for a period of three months.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by references to which the interest rate on the Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Interest Period" means, initially, the period commencing on the date of this Note and ending three months thereafter and, thereafter, the period commencing on the day immediately following the last day of the immediately preceding Interest Period and ending three months thereafter, provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (c) any Interest Period during which interest on the Loan is based on the Prime Rate may be ended early on a date elected by the Borrower in a written notice to the Bank at least three Business Days prior to the date so specified.

                  "Business Day" means any day, except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close, on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  The Bank shall determine each interest rate applicable to the Loan hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined


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and its determination thereof shall be conclusive in the absence of manifest error. Such interest shall be computed on the basis of a year of 360 days and paid for the actual days elapsed.

                  Overdue principal of or interest overdue for more than three days on the Loan shall bear interest for each day until paid at a rate per annum equal to the sum of the Prime Rate plus 2%, payable on demand.

                  The holder of this Note shall, and is hereby authorized by the Borrower to, endorse on the schedule forming a part hereof appropriate notations evidencing the date and amount of each repayment of principal made by the Borrower with respect to the Loan. The Borrower shall have the right, upon three Business Days' notice to the Bank, to prepay all or any portion of the principal amount outstanding hereunder.

                  All such principal and interest shall be payable in lawful money of the United States of America in immediately available funds at the office of the Bank located at 60 Wall Street, New York, New York.

                  Whenever any payment of principal of, or interest on, the Loan shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  If the Borrower makes any payment of principal on any day other than the last day of an Interest Period, the Borrower shall, if the Loan was bearing interest based on the London Interbank Offered Rate, reimburse the Bank within 15 days after demand for any resulting loss or expense incurred by the Bank, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  The Borrower waives presentment, notice of dishonor and protest with respect to this Note and assents to any extension or postponement of the time or payment or other indulgence granted or permitted by the holder.


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                  This Note is entitled to the benefits of (a) the Pledge
Agreement dated as of February 23, 1995 between the Borrower and the Bank, as amended, which agreement contains provisions for the securing of this Note upon the terms and conditions specified therein, and (b) the Guaranty dated as of February 23, 1995 delivered to the Bank by Mr. Merv Griffin, in his individual capacity, and by Mr. Merv Griffin, as sole trustee of The Merv Griffin Living Trust, as modified or amended from time to time pursuant to the terms thereof.


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                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                                THE GRIFFIN GROUP, INC.



                                                By: /s/ Lawrence Cohen
                                                    ---------------------
                                                    Title: Executive Vice
                                                          President


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                         SECURED DEMAND PROMISSORY NOTE

                       ADVANCES AND PAYMENTS OF PRINCIPAL


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                                   Amount of
                                   Principal                    Notation
       Date                         Repaid                      Made by

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